PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.53 PER SHARE FOR THE SECOND QUARTER

HUNT VALLEY, MARYLAND – July 27, 2012 – Omega Healthcare Investors, Inc. (NYSE:OHI) (the “Company” or “Omega”) today announced its results of operations for the three- and six-month period ended June 30, 2012.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three-month period ended June 30, 2012 of $55.8 million or $0.53 per common share.  The $55.8 million of FFO available to common stockholders for the second quarter of 2012 includes a $1.7 million gain related to interest refinancing costs, $1.5 million of non-cash stock-based compensation expense and $0.1 million of acquisition related costs.  The $1.7 million interest refinancing costs adjustment (gain) is related to the write-off of the remaining fair market value debt adjustment on four HUD mortgage loans that the Company paid off in June 2012.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.53 per common share for the three-month period ended June 30, 2012.  FFO and Adjusted FFO are non-GAAP financial measures.  Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of certain non-cash items and certain items of revenue or expense, including, but not limited to: expenses associated with the retirement of HUD loans, acquisitions and stock-based compensation expense.  For more information regarding FFO and Adjusted FFO, see the “Second Quarter 2012 Results – Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended June 30, 2012, the Company reported net income and net income available to common stockholders of $30.6 million, or $0.29 per diluted common share, on operating revenues of $83.8 million.  This compares to net income and net income available to common stockholders of $17.8 million, or $0.17 per diluted common share, on operating revenues of $72.6 million, for the same period in 2011.

For the six-month period ended June 30, 2012, the Company reported net income and net income available to common stockholders of $56.7 million, or $0.54 per diluted common share, on operating revenues of $168.3 million.  This compares to net income of $11.9 million and net income available to common stockholders of $6.7 million, or $0.07 per diluted common share, on operating revenues of $143.1 million, for the same period in 2011.

The year-to-date increase in net income was primarily due to the impact of: (i) additional rental income and mortgage interest income associated with approximately $370 million of new investments made since July 1, 2011; (ii) $7.3 million in gains on the sale of assets, (iii) $24.7 million net decrease in real estate impairments and (iv) $4.1 million net decrease in provision for uncollectible accounts receivable.  These increases were partially offset by: (i) $4.4 million of increased depreciation expense associated with the new investments; (ii) $6.9 million of increased interest expense primarily associated with financing the new investments; and (iii) $5.4 million in increased interest refinancing costs relating to (a) a $7.1 million charge associated with the tender and redemption of all of the Company’s outstanding $175 million of 7% Senior Notes due 2016 in March 2012, partially offset by (b) a $1.7 million interest refinancing expense adjustment (gain) related to the write-off of the remaining fair market value debt adjustment on four HUD mortgage loans that the Company paid off in June 2012.

SECOND QUARTER 2012 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	In July 2012, the Company declared its quarterly common dividend of $0.42 per share.
•	In July 2012, Fitch Ratings initiated a BBB- rating on the Company’s senior unsecured notes.
•	In June 2012, the Company completed $25 million of new investments.
•	In June 2012, the Company established a $245 million 2012 Equity Shelf Program for a continuous at-the-market offering of common stock.
•	In April 2012, the Company increased its quarterly common dividend per share to $0.42 from $0.41.

SECOND QUARTER 2012 RESULTS

Operating Revenues and Expenses – Operating revenues for the three-month period ended June 30, 2012 were $83.8 million.  Operating expenses for the three-month period ended June 30, 2012 totaled $32.3 million and were composed of $27.2 million of depreciation and amortization expense, $3.5 million of general and administrative expense, $1.5 million of stock-based compensation expense and $0.1 million of expense associated with recently completed acquisitions.

Other Income and Expense – Other income and expense for the three-month period ended June 30, 2012 was a net expense of $23.0 million, which was composed of $24.0 million of interest expense and $0.7 million of amortized deferred financing costs.  The Company also recorded a $1.7 million interest refinancing expense adjustment (gain) related to the write-off of the remaining fair market value debt adjustment on four HUD mortgage loans that the Company paid off in June 2012.

Funds From Operations – For the three-month period ended June 30, 2012, reportable FFO available to common stockholders was $55.8 million, or $0.53 per common share on 106 million weighted-average common shares outstanding, compared to $42.6 million, or $0.42 per common share on 102 million weighted-average common shares outstanding, for the same period in 2011.

The $55.8 million of FFO for the three-month period ended June 30, 2012 includes the impact of the $1.7 million interest refinancing expense adjustment, $1.5 million of stock-based compensation expense and $0.1 million of expense associated with recently completed acquisitions.

The $42.6 million of FFO for the three-month period ended June 30, 2011 includes the impact of approximately $4.1 million of provisions for uncollectible accounts receivable, $1.5 million of non-cash stock-based compensation expense, a $0.2 million net loss associated with owned and operated assets and $16 thousand of preferred stock redemption charges.

Adjusted FFO was $55.7 million, or $0.53 per common share, for the three months ended June 30, 2012, compared to $48.4 million, or $0.47 per common share, for the same period in 2011.  The Company had 4.0 million additional weighted-average shares for the three months ended June 30, 2012 compared to the same period in 2011.  For further information see “Funds From Operations” below.

FINANCING ACTIVITIES

$11.8 Million HUD Mortgage Payoffs – On June 29, 2012, the Company paid $11.8 million to retire four mortgage loans guaranteed by the Department of Housing and Urban Development (“HUD”).  The loans were assumed as part of the December 2011 purchase of 17 skilled nursing facilities (“SNFs”) from affiliates of Capital Funding Group, Inc. and had a blended interest rate of 6.49% per annum with maturities between October 2029 and September 2042.  The payoff resulted in a $1.7 million gain on the extinguishment of the debt which included a $0.1 million prepayment penalty.

$245 Million Equity Shelf Program – On June 19, 2012, the Company entered into separate Equity Distribution Agreements (collectively, the “2012 Agreements”) with each of BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, RBS Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, each as a sales agent and/or principal (collectively, the “Managers”) to establish a $245 million Equity Shelf Program. Under the terms of the 2012 Agreements, the Company may sell shares of its common stock, from time to time, through or to the Managers having an aggregate gross sales price of up to $245 million. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, or as otherwise agreed with the applicable Manager. The Company will pay each Manager compensation for sales of the shares equal to 2% of the gross sales price per share of shares sold through such Manager under the applicable 2012 Agreement.

Termination of $140 Million Equity Shelf Program – Also on June 19, 2012, the Company terminated its $140 Million Equity Shelf Program (“2010 ESP”).

In April 2012, the Company sold 510,000 shares of its common stock under the 2010 ESP for net proceeds of approximately $10.8 million.  Since inception of the 2010 ESP, the Company sold a total of 5.3 million shares of common stock generating total net proceeds of $112.6 million, net of $2.3 million in commissions.

Equity Shelf Program and the Dividend Reinvestment and Common Stock Purchase Plan – During the six-month period ended June 30, 2012, the Company sold the following shares of its common stock under its Equity Shelf Program and its Dividend Reinvestment and Common Stock Purchase Plan:

Equity Shelf (At-The-Market) Program for 2012
(in thousands, except price per share)

	Q1	Q2	Year
	Total	Total	To Date

Number of shares	249	510	759
Average price per share	$21.38	$21.21	$21.27
Proceeds	$5,318	$10,818	$16,136

Dividend Reinvestment and Direct Common Stock Purchase Program for 2012
(in thousands, except price per share)

	Q1	Q2	Year
	Total	Total	To Date

Number of shares	665	2,541	3,206
Average price per share	$21.42	$21.54	$21.52
Proceeds	$14,242	$54,754	$68,996

2012 PORTFOLIO AND RECENT DEVELOPMENTS

Health and Hospital Corporation – On June 29, 2012, the Company purchased four SNFs from an unrelated third party for $21.7 million and leased them to Health and Hospital Corporation, an existing operator of the Company. The four SNFs located in Indiana, totaling 383 beds, were added to the existing master lease with Health and Hospital Corporation.

Mark Ide Limited Liability Company – On June 29, 2012, the Company purchased one SNF from an unrelated third party for approximately $3.4 million and leased it to Mark Ide Limited Liability Company, an existing operator of the Company. The SNF located in Indiana, totaling 80 beds, was added to the existing Mark Ide master lease.

Facility Sales – For the three month period ended June 30, 2012, the Company sold three held-for-sale facilities for total cash proceeds of $7.9 million, generating a $2.0 million accounting gain.

DIVIDENDS

Common Dividends – On July 17, 2012, the Company’s Board of Directors announced a common stock dividend of $0.42 per share, to be paid August 15, 2012 to common stockholders of record on July 31, 2012.  At the date of this release, the Company had approximately 108 million common shares outstanding.

2012 ADJUSTED FFO GUIDANCE

The Company revised its 2012 Adjusted FFO available to common stockholders to be between $2.12 and $2.15 per diluted share versus its previous range of $2.09 to $2.12 per share.

The Company's Adjusted FFO guidance for 2012 includes the impact of approximately $150 million of projected new investments (inclusive of investments completed through June 30, 2012); however, it excludes the impact of gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, interest refinancing expense, capital transactions and restricted stock amortization expense.  A reconciliation of the Adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced Adjusted FFO guidance, but it is not obligated to do so.

The Company's Adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the Company’s control.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the timing and completion of acquisitions, divestitures, capital and financing transactions, and variations in restricted stock amortization expense may cause actual results to vary materially from our current expectations. There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Friday, July 27, 2012, at 10 a.m. Eastern to review the Company’s 2012 second quarter results and current developments.  Analysts and investors interested in participating are invited to call (877) 317-6789 from within the United States or (412) 317-6789 from outside the United States and ask the operator to be connected to the “Omega Healthcare Second Quarter 2012 Earnings Call.”

To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At June 30, 2012, the Company owned or held mortgages on 433 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 50,385 licensed beds (48,330 available beds) located in 33 states and operated by 47 third-party healthcare operating companies.  In addition, the Company has four facilities currently held for sale.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements, including without limitation the information under the heading “2012 Adjusted FFO Guidance.”  Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of the Company’s operators; (iv) the ability of any of the Company’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in the Company’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease  or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; and (xii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements contained in this announcement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$2,560,909	$2,537,039
Less accumulated depreciation	(522,107)	(470,420)
Real estate properties – net	2,038,802	2,066,619
Mortgage notes receivable – net	243,461	238,675
	2,282,263	2,305,294
Other investments – net	46,475	52,957
	2,328,738	2,358,251
Assets held for sale – net	2,120	2,461
Total investments	2,330,858	2,360,712

Cash and cash equivalents	2,861	351
Restricted cash	36,479	34,112
Accounts receivable – net	112,842	100,664
Other assets	68,822	61,473
Total assets	$2,551,862	$2,557,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$2,000	$272,500
Secured borrowings	287,339	303,610
Unsecured borrowings – net	1,200,652	975,290
Accrued expenses and other liabilities	126,196	127,428
Total liabilities	1,616,187	1,678,828

Stockholders’ equity:
Common stock $.10 par value authorized – 200,000 shares issued and outstanding 107,820 shares as of June 30, 2012 and 103,410 as of December 31, 2011	10,782	10,341
Common stock – additional paid-in-capital	1,558,506	1,471,381
Cumulative net earnings	690,086	633,430
Cumulative dividends paid	(1,323,699)	(1,236,668)
Total stockholders’ equity	935,675	878,484
Total liabilities and stockholders’ equity	$2,551,862	$2,557,312

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue
Rental income	$75,228	$68,487	$151,203	$134,824
Mortgage interest income	7,404	3,433	14,740	6,931
Other investment income – net	1,165	617	2,295	1,258
Miscellaneous	28	69	102	69
Total operating revenues	83,825	72,606	168,340	143,082

Expenses
Depreciation and amortization	27,199	24,759	54,346	49,977
General and administrative	3,468	3,411	7,509	7,158
Stock-based compensation expense	1,486	1,519	2,971	2,998
Acquisition costs	98	-	203	45
Impairment loss on real estate properties	-	-	272	24,971
Provisions for uncollectible mortgages, notes and accounts receivable	-	4,139	-	4,139
Nursing home expenses of owned and operated assets	-	225	-	455
Total operating expenses	32,251	34,053	65,301	89,743

Income before other income and expense	51,574	38,553	103,039	53,339
Other income (expense)
Interest income	9	12	16	23
Interest expense	(24,009)	(20,072)	(46,976)	(40,072)
Interest – amortization of deferred financing costs	(668)	(703)	(1,297)	(1,397)
Interest – refinancing costs	1,698	-	(5,410)	(16)
Total other expense	(22,970)	(20,763)	(53,667)	(41,462)

Income before gain on assets sold	28,604	17,790	49,372	11,877
Gain on assets sold – net	1,968	-	7,284	-
Net income	30,572	17,790	56,656	11,877
Preferred stock dividends	-	-	-	(1,691)
Preferred stock redemption	-	16	-	(3,456)
Net income available to common stockholders	$30,572	$17,806	$56,656	$6,730

Income per common share available to common stockholders:
Basic:
Net income	$0.29	$0.17	$0.54	$0.07
Diluted:
Net income	$0.29	$0.17	$0.54	$0.07

Dividends declared and paid per common share	$0.42	$0.38	$0.83	$0.75

Weighted-average shares outstanding, basic	105,717	101,912	104,736	100,993
Weighted-average shares outstanding, diluted	106,033	102,001	105,023	101,044

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net income available to common stockholders	$30,572	$17,806	$56,656	$6,730
Deduct gain from real estate dispositions	(1,968)	—	(7,284)	—
Sub – total	28,604	17,806	49,372	6,730
Elimination of non-cash items included in net income:
Depreciation and amortization	27,199	24,759	54,346	49,977
Add back non-cash provision for impairments on real estate properties	—	—	272	24,971
Funds from operations available to common stockholders	$55,803	$42,565	$103,990	$81,678

Weighted-average common shares outstanding, basic	105,717	101,912	104,736	100,993
Restricted stock and PRSUs	299	77	270	39
Deferred stock	17	12	17	12
Weighted-average common shares outstanding, diluted	106,033	102,001	105,023	101,044

Funds from operations per share available to common stockholders	$0.53	$0.42	$0.99	$0.81

Adjusted funds from operations:
Funds from operations available to common stockholders	$55,803	$42,565	$103,990	$81,678
(Deduct)/add back non-cash preferred stock redemption charges	—	(16)	—	3,456
Add back non-cash provision for uncollectible accounts receivable	—	4,139	—	4,139
Add back nursing home expenses	—	225	—	455
(Deduct)/add back interest refinancing expense	(1,698)	—	5,410	16
Add back acquisition costs	98	—	203	45
Add back non-cash stock-based compensation expense	1,486	1,519	2,971	2,998
Adjusted funds from operations available to common stockholders	$55,689	$48,432	$112,574	$92,787

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above.  The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company’s computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company currently expects its 2012 Adjusted FFO available to common stockholders to be between $2.12 and $2.15 per diluted share.  The following table presents a reconciliation of our guidance regarding 2012 FFO and Adjusted FFO to net income available to common stockholders:

	2012 Projected Adjusted FFO
Per diluted share:
Net income available to common stockholders	$1.02	−	$1.03
Adjustments:
Depreciation and amortization	1.00	−	1.02
Provision for impairment on real estate assets	0.00	−	0.00
Funds from operations available to common stockholders	$2.02	−	$2.05

Adjustments:
Interest expense – refinancing costs	0.05	−	0.05
Stock-based compensation expense	0.05	−	0.05
Adjusted funds from operations available to common stockholders	$2.12	−	$2.15

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ended June 30, 2012:

	As of June 30, 2012
Balance Sheet Data	# of Properties	# of Operating Beds	Investment ($000’s)	% Investment
Real Property(1)	401	44,647	$2,580,109	91%
Loans Receivable(2)	32	3,683	243,461	9%
Total Investments	433	48,330	$2,823,570	100%

Investment Data	# of Properties	# of Operating Beds	Investment ($000’s)	% Investment	Investment per Bed
Skilled Nursing Facilities (1) (2)	418	47,527	$2,756,455	98%	$58
Assisted Living Facilities	10	510	33,540	1%	66
Specialty Hospitals and Other	5	293	33,575	1%	115
	433	48,330	$2,823,570	100%	$58

Note: table above excludes four facilities classified as held-for-sale. (1) Includes $19.2 million for lease inducement. (2) Includes $0.6 million of unamortized principal.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012
Rental Property (1)	$75,228	90%	$151,203	90%
Mortgage Notes	7,404	9%	14,740	9%
Other Investment Income	1,165	1%	2,295	1%
	$83,797	100%	$168,238	100%

Revenue by Facility Type	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012
Skilled Nursing Facilities (1)	$80,807	97%	$162,296	97%
Assisted Living Facilities	688	1%	1,374	1%
Specialty Hospitals	1,137	1%	2,273	1%
Other	1,165	1%	2,295	1%
	$83,797	100%	$168,238	100%

(1) 2nd quarter revenue includes $0.9 million reduction for lease inducement and $1.7 million year-to-date.

Operator Concentration by Investment ($000's)	As of June 30, 2012
	# of Properties	Investment	% Investment
CommuniCare Health Services	36	$325,998	12%
Airamid	38	263,560	10%
Sun Healthcare Group, Inc.	40	234,389	8%
Signature Holdings, LLC	31	223,743	8%
Advocat Inc.	36	148,408	5%
Gulf Coast	17	146,636	5%
Guardian LTC Management (1)	23	145,171	5%
Capital Funding Group, Inc.	17	129,904	5%
Genesis	13	121,544	4%
Consulate	17	117,654	4%
Remaining 37 Operators (2)	165	966,563	34%
	433	$2,823,570	100%

Note: table above excludes four facilities classified as held-for-sale. (1) Investment amount includes a $19.2 million lease inducement. (2) Includes $0.6 million of unamortized principal.

Concentration by State	# of Properties	Investment	% Investment
Florida (1)	87	$614,392	22%
Ohio	50	359,822	13%
Pennsylvania	25	174,817	6%
Maryland	16	173,919	6%
Texas	32	169,819	6%
Arkansas	23	126,084	5%
Michigan	17	126,054	5%
Tennessee	16	118,686	4%
West Virginia (2)	11	95,010	3%
Indiana	21	89,382	3%
Colorado	12	79,668	3%
Kentucky	15	67,216	2%
North Carolina	10	58,728	2%
Massachusetts	8	57,347	2%
Louisiana	14	55,514	2%
Alabama	10	54,440	2%
Remaining 17 States	66	402,672	14%
	433	$2,823,570	100%
Note: table above excludes four facilities classified as held-for-sale. (1) Includes $0.6 million of unamortized principal. (2) Investment amount includes a $19.2 million lease inducement.

Revenue Maturities ($000's)	As of June 30, 2012
Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2012	3,193	1,012	4,205	1%
	2013	28,569	100	28,669	9%
	2014	1,037	684	1,721	1%
	2015	2,476	-	2,476	1%
	2016	29,333	1,404	30,737	10%

(1) Based on 2012 contractual rents and interest (without giving effect to annual escalators).

The following tables present operator revenue mix, census and coverage data based on information provided by our operators:

Operator Revenue Mix	% Revenue Mix
	Medicaid	Medicare / Insurance	Private / Other

Three-months ended March 31, 2012	52.2%	39.6%	8.2%
Three-months ended December 31, 2011	52.9%	38.4%	8.7%
Three-months ended September 30, 2011	50.5%	40.9%	8.6%
Three-months ended June 30, 2011	50.2%	41.2%	8.6%
Three-months ended March 31, 2011	50.0%	41.6%	8.4%

Operator Census and Coverage		Coverage Data
	Census (1)	Before Management Fees		After Management Fees

Three-months ended March 31, 2012	83.7%	2.1	x	1.7	x
Twelve-months ended December 31, 2011	84.0%	2.2	x	1.8	x
Twelve-months ended September 30, 2011	84.0%	2.3	x	1.8	x
Twelve-months ended June 30, 2011	84.0%	2.3	x	1.8	x
Twelve-months ended March 31, 2011	84.0%	2.2	x	1.8	x

(1)	Based on available beds.

The following table presents a debt maturity schedule as of June 30, 2012:

Debt Maturities ($000’s)	Secured Debt	Unsecured Debt
Year	HUD Mortgages (1)	Line of Credit (2)	Senior Notes	Sub Notes (3)	Total Debt
2012	$-	$-	$-	$-	$-
2013	-	-	-	-	-
2014	-	-	-	-	-
2015	-	475,000	-	-	475,000
2016	-	-	-	-	-
Thereafter	265,884	-	1,175,000	20,000	1,460,884
	$265,884	$475,000	$1,175,000	$20,000	$1,935,884

(1) Excludes $21.5 million of fair market valuation (adjustments). (2) Reflected at 100% borrowing capacity. (3) Excludes $1.1 million of fair market valuation (adjustments).

The following table presents investment activity for the three- and six - month period ended June 30, 2012:

Investment Activity ($000's)	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012
Funding by Investment Type:	$ Amount	%	$ Amount	%

Real Property	$25,070	72%	$26,922	58%
Mortgages	3,646	10%	4,955	11%
Other	6,222	18%	14,207	31%
Total	$34,938	100%	$46,084	100%